Exhibit 99.(17)(1)

PROXY CARD

U.S. Global Investors Funds

MegaTrends Fund

7900 Callaghan Road

San Antonio, Texas 78229

THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND
FOR A SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 20, 2013

A special meeting of shareholders will be held at 7900 Callaghan Road, San Antonio, Texas 78229, on Friday, December 20, 2013, at 2:00 p.m. Central Time.  At this meeting, you will be asked to vote on the proposal described in the enclosed Proxy Statement/Prospectus. The undersigned hereby appoints Susan B. McGee and Jeffrey M. Gershon, and each of them, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the special meeting of shareholders to be held on December 20, 2013, or any adjournment or adjournments thereof.

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposal (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.

The Board of Trustees recommends that shareholders vote “FOR” the proposal.

[ADDRESS LINE 1] [ADDRESS LINE 2] [ADDRESS LINE 3] [ADDRESS LINE 4]

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, the signature should be that of a duly authorized individual who should state his or her title.

[ADDRESS LINE 5]
[ADDRESS LINE 6]
[ADDRESS LINE 7]	Signature	Date

	Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

▲  FOLD HERE  ▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. INTERNET:	Log on to [ ]. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.	Your Control Number: 1234 5678 1231
2. TOUCHTONE PHONE:	Simply dial toll-free [ ] and follow the automated instructions. Please have this proxy card available at the time of the call.
3. MAIL:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

If you should have questions about the enclosed proxy material or would like assistance executing your vote, please call toll-free [    ].  Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.  If you are interested in viewing the Proxy Statement/Prospectus online, it can be found at [   ] after entering the above control number.

TAGID: “TAG ID”	CUSIP: “CUSIP”

PROXY CARD

U.S. Global Investors Funds

MegaTrends Fund

7900 Callaghan Road

San Antonio, Texas 78229

THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND
FOR A SPECIAL MEETING OF SHAREHOLDERS, DECEMBER ___, 2013

Properly executed proxies will be voted as specified.  If no specification is made, such shares will be voted “FOR” the proposal set forth below and detailed within the Proxy Statement/Prospectus.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:

PROPOSAL:

•                  To approve the reorganization of the MegaTrends Fund into the Holmes Growth Fund (which will be renamed the Holmes Macro Trends Fund on the closing date of the reorganization) and the subsequent dissolution of the MegaTrends Fund.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PLEASE BE SURE TO SIGN ON REVERSE SIDE PRIOR TO RETURNING THIS PROXY.

Thank you for your time and consideration.

“Scanner Bar Code”

TAG ID:	CUSIP: